                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 033-47913

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 30, 2000
(TO PROSPECTUS DATED MARCH 30, 2000)


                                  $230,440,604
                                  (Approximate)

                         CMC SECURITIES CORPORATION III
                                     ISSUER

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 2000-1
                             -----------------------

     The prospectus supplement dated March 30, 2000 to the prospectus dated March 30, 2000 with respect to the above captioned series of bonds is hereby amended as follows:

           PAGE S-41:  The third and fourth sentences in the second
                       paragraph under the heading "WEIGHTED AVERAGE LIFE" are hereby amended and restated in its entirety to read as follows:

                          For the Adjustable Rate Mortgage Loans, a
                          100% prepayment assumption assumes
                          prepayment rates of 6% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and increasing by 24/17% per annum in each month thereafter until the eighteenth month. Beginning in the eighteenth month and in each month thereafter during the life of the Mortgage Loan, 100% of the prepayment assumption assumes a constant prepayment rate of 30% per annum.


                       Item (13) referenced in the third paragraph under the heading "WEIGHTED AVERAGE LIFE" is hereby amended and restated in its entirety to read as follows:

                          (13) the optional right to purchase the Mortgage Loans described herein is exercised by the Class X Bondholder or the Master Servicer;

                             -----------------------


                 The date of this Supplement is April 24, 2000